LIMITED POWER OF ATTORNEY


          KNOW ALL MEN BY THESE PRESENTS, that I,
Gregory F. Aluce, the undersigned, of 15925
Laura Lane, Brookfield, Wisconsin 53005, hereby make, constitute and appoint Steven F.
Crooke or, in the alternative, Jerry W.
Fanska, each of Layne Christensen Company,
1900 Shawnee Mission Parkway, Mission Woods,
Kansas, my true and lawful attorney-in-fact for me and in my name, place, and stead giving severally unto said Mr. Crooke and Mr.
Fanska full power to execute and to file with the Securities and Exchange Commission
("SEC") as my attorney-in-fact, any and all SEC Forms 3, 4, 5 or 144 required to be filed under the Securities Act of 1933 or the Securities Exchange Act of 1934, each as amended, in connection with my beneficial ownership of equity securities of Layne
Christensen Company.

         The rights, powers, and authority of
said attorney-in-fact herein granted shall commence and be in full force and effect as of the date hereof, and such rights, powers, and authority shall remain in full force and effect for as long as the undersigned is subject to the reporting requirements of
Section 16 or until revoked in writing by the undersigned, whichever first occurs.

         IN WITNESS WHEREOF, the undersigned
has executed this Limited Power of Attorney as of this 7 day of July, 2003.



                        /s/ Gregory F. Aluce
                        ---------------------
                            (Signature)


State of  Wisconsin  )
                     ) ss.
County of Waukesha   )

               On this 7 day of July, 2003,
before me a notary public in and for said state, personally appeared Gregory F. Aluce, to me personally known, who being duly sworn, acknowledged that he had executed the foregoing instrument for purposes therein mentioned and set forth.

                           /s/ Jenny A. Janz
                           ------------------
   [SEAL]                    Notary Public


My Commission Expires:

     3-13-05
------------------
     (Date)